UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF NORTH CAROLINA

WILLIAM DOUGLAS WRIGHT and JUDY	)	No. 1:04-CV-00832
WOODALL,	)
)
Plaintiffs,	)
)
vs.	)
)
KRISPY KREME DOUGHNUTS, INC, et al.,	)
)
Defendants.	)
)
)

NOTICE OF PROPOSED SETTLEMENT OF
SHAREHOLDER DERIVATIVE ACTION AND HEARING

TO: ALL CURRENT BENEFICIAL OWNERS OF KRISPY
KREME DOUGHNUTS, INC COMMON STOCK.

PLEASE READ THIS NOTICE CAREFULLY

THIS NOTICE RELATES TO
THE PENDENCY AND PROPOSED SETTLEMENT OF
THIS SHAREHOLDER DERIVATIVE LITIGATION

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1, and an Order of the United States District Court for the Middle District of North Carolina (the “Court”), that a proposed settlement (the “Proposed Settlement”) of the above-captioned shareholder derivative action (the “Action”) brought on behalf of Krispy Kreme Doughnuts, Inc. (“Krispy Kreme” or the “Company”) has been reached between the Court-appointed Lead Plaintiffs Judy Woodall and William Douglas Wright (“Lead Plaintiffs”), Krispy Kreme, acting through a special committee (the “Special Committee”) consisting of two independent, outside, non-management, non-employee directors who joined Krispy Kreme’s board after the events underlying this litigation, and the following Settling Defendants: (a) the following present and former officers and/or directors of Krispy Kreme: Erskine Bowles, Randy Casstevens, Frank E. Guthrie, Mary

Davis Holt, William T. Lynch, Jr., John N. McAleer, Joseph A. McAleer, Jr., Robert L. McCoy, Robert S. McCoy, Jr., James H. Morgan, R. Frank Murphy, Dr. Su Hua Newton, Michael C. Phalen, Steven D. Smith, Robert L. Strickland, John Tate, Togo D. West, Jr.; and (b) the following other defendants: John McAleer Orrell, Arlington Doughnut Company, L.L.C., Euless Doughnut Company, L.L.C., Frisco Doughnut Company, L.L.C., Grapevine Doughnut Company, LLC., Greater DFW Doughnuts, Inc., Greater DFW Doughnuts, L.L.P., Hulen St. Doughnut Company L.L.P., North Texas Doughnuts, L.P., Old Towne Doughnut Company, LLP., Phillips R.S. Waugh, Jr., and Dough-Re-Mi Company, Ltd. (collectively, the “Settling Defendants”). Defendant Scott A. Livengood, the chairman and chief executive officer of Krispy Kreme at the time of the events underlying the litigation, is not a Settling Defendant.

Lead Plaintiffs brought the Action derivatively on behalf of Krispy Kreme, seeking to recover damages allegedly caused by alleged breaches of fiduciary duties in connection with the management of the Company and the Company’s acquisitions of certain franchises. If approved by the Court, the Proposed Settlement will result in the final dismissal of the claims asserted in the Action against the Settling Defendants without costs and with prejudice. Lead Plaintiffs and the Special Committee have not reached an agreement to resolve the claims asserted against Mr. Livengood in the Action.

The Proposed Settlement, which is subject to Court approval, provides the following benefits to Krispy Kreme and its shareholders: Messrs. Tate (the chief operating officer of Krispy Kreme at the time of the events underlying the litigation) and Casstevens (the chief financial officer of Krispy Kreme at the time of the events underlying the litigation) each will contribute $100,000 in cash to the settlement of a class action described below asserting federal securities law claims against Krispy Kreme and certain current and former officers of Krispy Kreme, including Messrs. Tate and Casstevens; Mr. Tate will cancel his interest in 6,000 shares of the Company’s common stock granted to him pursuant to a Restricted Stock Agreement dated October 16, 2000; and Messrs. Tate and Casstevens will limit to specified amounts their claims for advancement and indemnification from Krispy Kreme of legal expenses (which Krispy Kreme is currently required to pay to Messrs. Tate and Casstevens pursuant to advancement and indemnification obligations in Krispy Kreme’s Articles of Incorporation and Bylaws and under North Carolina law) in connection with future proceedings before the United States Securities and Exchange Commission (the “SEC”) or the United States Attorney for the Southern District of New York. The Proposed Settlement also benefits Krispy Kreme by facilitating a settlement of the class action asserting federal securities law claims funded in large part by insurers who are unwilling to fund the settlement of the class action without obtaining releases from Krispy Kreme and the Krispy Kreme directors and officers who are defendants in this Action for coverage claims that could be asserted in connection with the defense of this Action. The Proposed Settlement also benefits Krispy Kreme by eliminating the need for Krispy Kreme to fund, pursuant to advancement and indemnification obligations in Krispy Kreme’s Articles of Incorporation and Bylaws and under North Carolina law, the defense costs that present and former Krispy Kreme directors and officers who are named as defendants in this Action would incur if the Action were to continue. Plaintiffs’ Counsel (as defined below) state their belief that the filing and prosecution of the Action further benefited Krispy Kreme through the appointment of the Special Committee, the conduct and results of its investigation, and the corporate governance and internal control improvements and other remedial action implemented as a result thereof.

This case was brought for the benefit of Krispy Kreme. Its resolution will result in benefits to Krispy Kreme, and not in payments to individual Krispy Kreme shareholders. There accordingly will be no claims procedure.

A hearing (the “Fairness Hearing”) will be held by the Court at the L. Richardson Preyer Federal Courthouse, 324 West Market Street, Courtroom 1, Greensboro, North Carolina on February 7, 2007, at 9:00 a.m. to determine whether the Proposed Settlement is fair, reasonable, and adequate, whether judgment should be entered giving final approval to the Proposed Settlement, and dismissing the Action as outlined above.

The Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Lead Plaintiffs in the Action. The Settling Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them or any of them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. The Settling Defendants also have denied and continue to deny, inter alia, the allegations that Krispy Kreme has suffered damage, or that Krispy Kreme was harmed by any of the conduct alleged in the Action. Nonetheless, the Settling Defendants have concluded that further conduct of the Action would be protracted, expensive, and distracting to Krispy Kreme and its management and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Proposed Settlement.

I.  THE ACTION

A.  Background: The Class and Derivative Actions

Beginning on or about May 12, 2004, a number of complaints were filed in this Court and other courts. These actions included class actions brought on behalf of purchasers of Krispy Kreme stock and shareholder derivative actions brought on behalf of Krispy Kreme. The class action claims generally allege violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934. On November 8, 2004, the Court ordered all of these class action claims consolidated in In re Krispy Kreme Doughnuts, Inc. Securities Litigation, No. 1:04-CV-00416, (M.D.N.C.) (the “Class Action”). The derivative claims generally allege, among other things, breaches of fiduciary duties in connection with the management of the Company and the Company’s acquisitions of certain franchises. On July 12, 2005, the Court ordered the shareholder derivative actions consolidated in Wright v. Krispy Kreme Doughnuts, Inc. Derivative Litigation, Case No. 04-CV-00832 (the “Action”). On October 28, 2005, the Court appointed the above-named Lead Plaintiffs to manage prosecution of the Action and appointed the law firms of Bruce G. Murphy, P.C. and Schiffrin & Barroway LLP and as co-lead counsel (“Plaintiffs’ Counsel”).

B.  History of the Derivative Actions and the Special Committee’s Investigation

Beginning on May 27, 2004, Krispy Kreme received a total of six letters from shareholders, including Lead Plaintiffs Judy Woodall and William Douglas Wright, demanding that Krispy Kreme commence litigation against present and past Krispy Kreme directors and officers, as well as certain third parties, for breaches of fiduciary duties in connection with the approval of and accounting for certain transactions between the Company and certain of its franchisees.

On September 1, 2004, Krispy Kreme informed Judy Woodall and William Douglas Wright that “the Board of Directors of Krispy Kreme ha[d] authorized the creation of the framework for the independent investigation of the matters raised” in the demands.

Thereafter, three shareholder derivative actions were filed in the United States District Court for the Middle District of North Carolina: Wright v. Krispy Kreme Doughnuts, Inc., et al., No. 1:04CV00832, filed September 14, 2004; Blackwell v. Krispy Kreme Doughnuts, Inc., et al., No. 1:05CV00450, filed May 23, 2005; and Andrews v. Krispy Kreme Doughnuts, Inc., et al., No. 1:05CV00461, filed May 24, 2005. The defendants in one or more of these actions include the directors of Krispy Kreme at the time the Wright action was brought, certain former directors of the Company, certain current and former officers of the Company, and certain persons or entities that sold franchises to the Company. These individuals and entities all are named above. The complaints in these actions allege breaches of fiduciary duties in connection with the management of the Company and the Company’s acquisitions of certain franchises. The complaints seek damages, rescission of the franchise acquisitions, disgorgement of the proceeds from these acquisitions, and other unspecified relief.

On October 4, 2004, Krispy Kreme’s Board of Directors appointed the Special Committee, consisting of Michael H. Sutton and Lizanne Thomas, both of whom are independent outside, non-management, non-employee directors who joined Krispy Kreme’s board after the events underlying this litigation (after Lead Plaintiffs commenced this litigation). Mr. Sutton was Chief Accountant of the SEC from 1995 to 1998, and before that was a senior partner of Deloitte & Touche. Ms. Thomas is a senior corporate partner in the Atlanta office of Jones Day, a leading global law firm, where she also serves as Firmwide Administrative Partner. Krispy Kreme’s Board of Directors delegated full, sole and complete authority to the Special Committee to conduct an independent investigation with the assistance of independent counsel and determine Krispy Kreme’s position with respect to demands by Krispy Kreme shareholders that Krispy Kreme assess the claims asserted in this Action and to determine Krispy Kreme’s position in this litigation and the question whether pursuit of the claims alleged in the shareholders’ demands and in this Action would serve the best interests of Krispy Kreme and its shareholders. The Special Committee’s mandate also includes any and all issues raised by regulatory investigations commenced by the SEC and the United States Attorney’s Office for the Southern District of New York, Krispy Kreme’s independent auditors, whistleblowers, and any and all additional issues the Special Committee deems appropriate.

In orders dated November 5, 2004, November 24, 2004, April 4, 2005 and June 1, 2005, the Court stayed the Wright action pending completion of the investigation of the Special Committee. On June 3, 2005, the plaintiffs in the Wright, Blackwell and Andrews actions filed a motion to consolidate the three actions and to name lead plaintiffs in the consolidated action. On June 27, 2005, Trudy Nomm, who, like the plaintiffs in the Wright, Blackwell and Andrews actions, identified herself as a Krispy Kreme shareholder, filed a motion to intervene in these derivative actions and to be named lead plaintiff.

On July 12, 2005, the Court consolidated the Wright, Blackwell and Andrews shareholder derivative actions under the heading Wright v. Krispy Kreme Doughnuts, Inc., et al. and ordered the plaintiffs to file a consolidated complaint 45 days after the plaintiffs receive the report of the Special Committee.

On August 10, 2005, the Company announced that the Special Committee had completed an investigation that involved thousands of hours of work by the Special Committee and its advisors, including interviews of over 100 individuals (many on multiple occasions) and review of over 2.4 million pages of documents and electronic files. The Special Committee’s reasoning is summarized in a Form 8-K filing with the SEC dated August 10, 2005.

The Special Committee concluded that it was in the best interest of the Company to reject demands by shareholders that the Company commence litigation against the current and former directors and officers of the Company named in the derivative actions and to seek dismissal of the shareholder litigation against the outside directors, the sellers of certain franchises, and current and former officers, except for Messrs. Livengood, Tate, and Casstevens. Among other things, the Special Committee found that the claims asserted against most of the defendants in the Action, including all of Krispy Kreme’s outside directors, are very weak in light of the strong defenses available to directors and officers under North Carolina law, including the business judgment rule and North Carolina’s director protection statute, which precludes director liability except for acts that a director “knew or believed were clearly in conflict with the best interests of the corporation” or transactions “from which the director received an improper personal benefit.” The Special Committee noted that courts repeatedly have stated that a claim that directors failed to implement and maintain adequate internal control systems “is possibly the most difficult theory in corporation law upon which a plaintiff might hope to win a judgment” and found no reason to believe that this case is an exception to that rule.

The Special Committee also directed that Krispy Kreme institute a variety of corporate governance and internal control improvements and other remedial actions. Krispy Kreme is taking the actions directed by the Special Committee.

On October 21, 2005, the Court granted Ms. Nomm’s motion to intervene. On October 28, 2005, the Court appointed the plaintiffs in the Wright action, Judy Woodall and William Douglas Wright, as Lead Plaintiffs.

At the request of the United States Attorney’s Office for the Southern District of New York, the Special Committee has not made its complete report public or provided it to Lead Plaintiffs or their counsel. Accordingly, Lead Plaintiffs have drafted but not filed the consolidated complaint due 45 days after the receipt of the report.

On October 30, 2006, following extensive negotiations, the Special Committee determined on behalf of Krispy Kreme to enter into a Stipulation and Settlement Agreement (the “Stipulation”) with the Lead Plaintiffs, the lead plaintiffs in the securities class action, and all defendants named in the class action and derivative litigation, except for Mr. Livengood, providing for the settlement of the securities class action and the derivative action.

C.  Plaintiffs’ Counsel’s Investigation

Plaintiffs’ Counsel state that they have conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action and the alleged damages suffered by Krispy Kreme, including, among other things, review of tens of thousands of pages of SEC filings, press reports, and Krispy Kreme documents; meetings with the Special Committee’s counsel; research of applicable law; consultation with experts; and evaluation and calculation of potential damages. Lead Plaintiffs and Plaintiffs’ Counsel believe that this investigation provides an adequate and satisfactory basis for the Proposed Settlement described herein.

D.  Other Derivative Actions

Two shareholder derivative actions were filed in the Superior Court of North Carolina, Forsyth County: Andrews v. Krispy Kreme Doughnuts, Inc., et al., No. 04CVS7311, filed November 12, 2004; and Lockwood v. Krispy Kreme Doughnuts, Inc., et al., No. 05CVS474, filed January 21, 2005. On April 26, 2005, those actions were assigned to the North Carolina Business Court. On May 26, 2005, the plaintiffs in these actions voluntarily dismissed these actions in favor of the federal court action they filed on May 25, 2005 (the Andrews action discussed above).

E.  The Settling Defendants’ Denial of Wrongdoing

The Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Lead Plaintiffs in the Action. The Settling Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them or any of them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. The Settling Defendants also have denied and continue to deny, inter alia, the allegations that Krispy Kreme has suffered damage, or that Krispy Kreme was harmed by any of the conduct alleged in the Action. Nonetheless, the Settling Defendants have concluded that further conduct of the Action would be protracted, expensive, and distracting to Krispy Kreme and its management and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Proposed Settlement.

Nothing in the Stipulation shall be construed as or may be used as an admission by or against the Settling Defendants, or any of them, of any fault, wrongdoing, or liability whatsoever. Entering into or carrying out the Stipulation (or the Exhibits thereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or be deemed to be evidence of, an admission or concession with regard to Lead Plaintiffs’ claims or contrary to the Settling Defendants’ denials and defenses, and shall not be offered by any of the Settling Parties or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of the Stipulation (and the Exhibits thereto) or the provisions of any related agreement or release, or in any subsequent action against or by the Settling Defendants to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

II.  TERMS OF THE PROPOSED SETTLEMENT

The full terms and conditions of the Proposed Settlement are embodied in the Stipulation, which is on file with the Court. The following is a summary of the Stipulation.

The Stipulation provides for the settlement and dismissal with prejudice of all defendants except for Mr. Livengood. The Company, acting through its Special Committee, settled claims against Mr. Tate and Mr. Casstevens for the following consideration: Messrs. Tate and Casstevens each agreed to contribute $100,000 in cash to the settlement of the class action; Mr. Tate agreed to cancel his interest in 6,000 shares of the Company’s common stock granted to him pursuant to a Restricted Stock Agreement dated October 16, 2000; and Messrs. Tate and Casstevens agreed to limit to specified amounts their claims for advancement and indemnity from the Company in connection with future proceedings before the SEC or the United States Attorney for the Southern District of New York. All other defendants named in the derivative actions except Mr. Livengood will be dismissed with prejudice without paying any consideration, consistent with the findings and conclusions of the Special Committee in its report of August 2005 described above.

III.  RELEASES

The full terms of the Dismissal and Release of Claims are set forth in the Stipulation. The following is only a summary.

The Released Parties are the Settling Defendants, Krispy Kreme insurance carriers, and any and all of their past or present subsidiaries, parents, successors, predecessors, officers, directors, agents, employees, attorneys, advisors and investment advisors, auditors, accountants, and any person, firm, trust, corporation, officer, director or other individual or entity in which they have a controlling interest or which is related to or affiliated with them, and their legal representatives, heirs, successors in interest or assigns (collectively, the “Released Parties”). Mr. Livengood is not a Released Party.

Upon the effective date of the Proposed Settlement, all claims belonging to Krispy Kreme, including unknown claims, demands, rights, liabilities and causes of action, arising out of, relating to, or in connection with, the demands made by Krispy Kreme shareholders to the board of directors of Krispy Kreme and the matters alleged or that could have been alleged in the Action against the Settling Defendants, Krispy Kreme insurance carriers, and each of their past or present subsidiaries, parents, successors, predecessors, officers, directors, agents, employees, attorneys, advisors and investment advisors, auditors, accountants, and any person, firm, trust, corporation, officer, director or other individual or entity in which they have a controlling interest or which is related to or affiliated with them, and their legal representatives, heirs, successors in interest or assigns, will be released. This release will not include claims by Krispy Kreme arising out of, relating to, or in connection with the indemnity and advancement of legal fees and costs to the Released Parties pursuant to any undertaking to repay amounts advanced or the Company’s Articles of Incorporation and Bylaws and North Carolina law if it is ultimately determined that a Released Derivative Party is not entitled to indemnification. Krispy Kreme also agrees to release all insurance claims under Krispy Kreme insurance policies against the insurance carriers.

IV.  ATTORNEYS’ FEES AND EXPENSES

At this time, Plaintiffs’ Counsel are not seeking an award of attorneys’ fees and expenses. Plaintiffs’ Counsel intend to negotiate with the Special Committee regarding an award of attorneys’ fees and expenses in consideration of the benefits conferred upon Krispy Kreme and will seek Court approval of such award at a subsequent hearing.

V.  THE HEARING AND YOUR RIGHTS AS SHAREHOLDERS

The Fairness Hearing will be held on February 7, 2007, at 9:00 a.m. before the Honorable William L. Osteen, United States District Judge, at the L. Richardson Preyer Federal Courthouse, 324 West Market Street, Courtroom 1, Greensboro, North Carolina, for the purpose of determining whether the Proposed Settlement is fair, reasonable, adequate, and in the best interests of the Company, and should be approved by the Court, and whether final judgment should be entered dismissing the Action as provided in the Stipulation. The hearing may be adjourned from time to time by the Court at the hearing or any adjourned session thereof without further notice other than by announcement of such adjournment.

Any current beneficial owner of the shares of Krispy Kreme common stock may appear at the Fairness Hearing and be heard as to whether the Proposed Settlement should be approved and the Action dismissed with prejudice; provided, however, that no such beneficial owner shall be heard unless, on or before on January 16, 2007, his, her, or its objection or opposition is made in writing and is filed with the Court, together with copies of any supporting papers and briefs upon which he, she, or it intends to rely and a sworn statement attesting to the date of purchase by such beneficial owner of his, her, or its Krispy Kreme common stock and his, her, or its continued ownership thereof. In addition, such beneficial owner shall show due proof of service, on or before January 16, 2007, copies of such objection or opposition, supporting papers and briefs, and proof of purchase and continued ownership upon each of the following counsel:

Plaintiffs’ Counsel:	Eric L. Zagar SCHIFFRIN & BARROWAY LLP 280 King of Prussia Road Radnor, PA 19087 (610) 667-7706

Counsel for the Special Committee:	J. Donald Cowan, Jr. SMITH MOORE, LLP. Wachovia Tower 300 North Greene Street, Suite 1400 P.O. Box 21927 Greensboro, NC 27420 (336) 378-5200

Any shareholder who does not make his or her objection or opposition in the manner provided herein shall be deemed to have waived any and all objections and opposition, and shall be forever foreclosed from making any objection to the fairness, reasonableness and adequacy of the Proposed Settlement.

VI.  DISMISSAL & RELEASE

Should the Proposed Settlement be approved by the Court following the Fairness Hearing, the Court will enter a Final Order and Judgment that:

(a)	Finds that the publication of this notice has been accomplished and has provided the best notice practicable under the circumstances and has met the requirements of due process;

(b)	Approves the Proposed Settlement as fair, reasonable, and adequate to Krispy Kreme;

(c)
Dismisses the Action as to each of the Settling Defendants and releases and discharges each of the Released Parties from any and all liability with respect to the claims, such dismissal to be without costs and with prejudice; and

(d)	Permanently bars and enjoins the institution or prosecution against the Released Parties of any action asserting or relating in any way to the claims.

VII.  SPECIAL NOTICE TO BROKERS, BANKS, AND OTHER NOMINEES

Brokerage firms, banks, and other persons or entities who are current Krispy Kreme common stock shareholders in their capacities as record owners, but not as beneficial owners, are requested to send this notice promptly to beneficial owners. Additional copies of this notice for transmittal to beneficial owners are available on request directed to: plaintiffs’ counsel:

Eric L. Zagar
SCHIFFRIN & BARROWAY LLP
280 King of Prussia Road
Radnor, PA 19087
(610) 667-7706

VIII.  EXAMINATION OF PAPERS AND INQUIRIES

For a more detailed statement of the matters involved in this Action, reference is made to the pleadings, the Stipulation, and all other papers publicly filed in the Action, which may be inspected at the Office of the Clerk for the United States District Court for the Middle District of North Carolina during regular business hours of each business day.

Any inquiry concerning the Action should be addressed to Plaintiffs’ Counsel: Eric L. Zagar, Schiffrin & Barroway LLP, 280 King of Prussia Road, Radnor, PA 19087 (telephone: (610) 667-7706).

PLEASE DO NOT ADDRESS INQUIRIES TO THE COURT

DATED: _____________________________

BY ORDER OF THE UNITED STATES
DISTRICT COURT FOR THE MIDDLE
DISTRICT OF NORTH CAROLINA